Exhibit 99.1
NEWS RELEASE
Corporate Headquarters
96 South George Street
York, Pennsylvania 17401 U.S.A.
www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747
	john.jacunski@glatfelter.com	william.yanavitch@glatfelter.com
GLATFELTER TO ACQUIRE AIRLAID NON-WOVENS MANUFACTURER CONCERT INDUSTRIES
CORP.
•	Acquisition Will Enable Glatfelter to Capitalize on the Rapidly Growing Global Markets for Feminine Hygiene and Adult Incontinence Products -

•	Acquisition Expected to Be Modestly Accretive to Earnings in 2010; $.20 to $.25 per share accretive in 2011 -

•	Glatfelter to Finance the Acquisition Through a Combination of Existing Cash and Debt
York, PA, January 5, 2010: Glatfelter (NYSE: GLT), a global manufacturer of specialty papers and engineered paper products, today announced that it has signed a definitive agreement to purchase Concert Industries Corp. (“Concert”) from Brookfield Special Situations Management Limited, an affiliate of Brookfield Asset Management Inc. (NYSE:BAM) for Canadian $246.5 million (U.S.$235 million).
Concert is a leading global supplier of highly absorbent cellulose-based airlaid non-woven materials, used to manufacture a diverse range of consumer and industrial products for growing global end-use markets, including feminine hygiene and adult incontinence products, specialty wipes and food pads. Approximately 80% of Concert’s sales come from the feminine hygiene market, which is expected to grow at a compound annual growth rate of approximately 5% for the next four years.
In 2009, Concert’s revenues are estimated at approximately C$233 million (U.S.$203 million) and Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) is estimated to be approximately C$29 million (U.S.$25 million). Glatfelter expects the acquisition to be modestly accretive in 2010 and to be $0.20 to $0.25 per share accretive in 2011. Concert employs about 600 people at its two state-of-the-art facilities in Gatineau, Quebec, Canada and Falkenhagen, Brandenburg, Germany. In response to rapidly increasing customer demand, Concert recently invested approximately $70 million to install a new line at its Falkenhagen facility which increased annual rated capacity by 18,000 metric tons to a total of 84,000 metric tons. The new line successfully commenced commercial production during the fourth quarter of 2009, and is expected to ramp up significantly in 2010-2011 period.

“We view Concert as a natural fit for our business and right in line with our growth strategy,” said George H. Glatfelter II, Chairman and Chief Executive Officer of Glatfelter. “This acquisition will combine the strengths of two highly-regarded specialty producers and provide us with another industry-leading global business that sells highly specialized, engineered fiber-based products to niche markets with substantial barriers to entry. Concert participates in markets that are adjacent to markets we currently serve. It utilizes technologies that are familiar to us and broadens our relationship with premier global consumer products companies. In addition, Concert will create additional growth opportunities globally for Glatfelter, particularly in developing markets such as Asia, Central and Eastern Europe and South America.”
Founded in 1993, Concert is a recognized technology and product innovation leader in technically demanding segments of the airlaid market, most notably feminine hygiene, with the majority of its production technology and equipment being less than 10 years old. Its customers include blue-chip, multinational consumer product companies such as The Procter & Gamble Company, Johnson & Johnson, SCA and Kimberly-Clark.
“The acquisition of Concert affords us the opportunity to grow with the industry leaders in feminine hygiene and adult incontinence,” Mr. Glatfelter said. “Like Glatfelter’s existing business units, Concert holds leading market share positions in the markets it serves, excels in building long-term customer relationships through superior quality and customer service programs, and has a well-earned reputation for innovation and its ability to quickly bring new products to market.”
Glatfelter plans to finance the acquisition through a combination of cash on hand and debt. As of November 30, 2009, Glatfelter had a cash balance of $136 million and $194 million available under its revolving credit facility.
“We are pleased to have completed the repositioning of Concert Industries as a very profitable, leading airlaid manufacturer globally,” said Pierre McNeil, Senior Vice President, Brookfield Asset Management Inc. “We are also confident that Concert’s customers and employees will benefit substantially from the strategic direction that will be provided by Glatfelter.”
The proposed transaction, which is subject to customary closing conditions, including receipt of German regulatory approval, is expected to close by the end of the first quarter of 2010. Upon closing, Glatfelter plans to operate Concert as a third business unit along with Specialty Papers and Composite Fibers.
Credit Suisse acted as exclusive financial advisor and Shearman & Sterling LLP acted as legal advisor for Glatfelter.
CIBC World Markets Inc. and HSBC Securities (Canada) Inc. acted as financial advisors and Goodmans LLP acted as legal advisor for Brookfield Special Situations Management Limited.

Conference Call
Glatfelter will hold a conference call at 11:00 a.m. (Eastern) today to discuss the proposed acquisition of Concert Industries Corp. An investor slide presentation providing supplemental material related to the Concert Industries acquisition will be available on Glatfelter’s Investor Relations website at http://www.glatfelter.com/about—us/investor—relations/default.aspx. Information related to the conference call is as follows:

What:	Proposed acquisition of Concert Industries Corp.
When:	Tuesday, January 5, 2010, 11:00 a.m. Eastern Time
Number:	US dial 888.335.5539
International dial 973.582.2857
Conference ID:	49351756
Webcast:http://www.glatfelter.com/about—us/investor—relations/default.aspx

Rebroadcast Dates:	January 5, 2010 12:00 through January 19, 2010 23:59
Rebroadcast Number:	Within US dial 800.642.1687
International dial 706.645.9291
Conference ID:	49351756
Interested persons who wish to hear the live webcast should go to the website prior to the starting time to register, download and install any necessary audio software.
Caution Concerning Forward-Looking Statements
Certain statements included in this press release which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: changes in industry, business, market political and economic conditions in the U.S. and other countries in which Glatfelter does business, demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, acquisition integration risks, technological changes and innovations, market growth rates, cost reduction initiatives, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Concert Industries Corp.
Concert Industries Corp. is a leading manufacturer of highly absorbent cellulose-based airlaid non-woven materials. Superior service, quality, innovation and motivated employees are the foundation of Concerts’s operations. Concert’s airlaid technology is used for the production of a wide variety of hygienic items such as feminine sanitary napkins, adult incontinence products, specialty wipes, table top napkins and tablecloths, food pads, cosmetic pads, diapers and panty liners. Additional information can be found at www.concert.de.
About Brookfield Special Situations Management Limited
Brookfield Special Situations Management Limited (“Brookfield”) was established by Brookfield Asset Management to provide a source of patient, long-term capital and strategic assistance to mid-market companies based in North America. With strong industry and financial management expertise, Brookfield is well positioned to assist companies in building value over the long term.
About Glatfelter
Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and engineered products, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Germany, France, the United Kingdom and the Philippines and a representative office in China. Glatfelter’s sales exceed $1 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information is available at www.glatfelter.com.
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